EXHIBIT 23


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INDEPENDENT ACCOUNTANT'S CONSENT

Board of Directors
Wells Financial Corp.
58 First Street S.W.
Wells, Minnesota 56097


We hereby consent to the incorporation of our report dated February 11, 1997, included in this Form 10-KSB in the previously filed Registration Statement of Wells Financial Corp. on Form S-8 (No. 333-3520).


/S/MCGLADREY & PULLEN, LLP

Rochester, Minnesota
March 26, 1997